Exhibit 10.2

CALYXT, INC.

2017 OMNIBUS INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Recipient

Subject to the terms and conditions set forth in this notice of grant (the “Notice”) and the Restricted Stock Agreement (the Notice and Restricted Stock Agreement constituting this “Award Agreement”), Calyxt, Inc., a Delaware corporation (the “Company”) has granted you an award of RSUs (the “Award”). The Award is granted under and is subject to the Calyxt, Inc. 2017 Omnibus Incentive Plan (the “Plan”). Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan. The provisions of the Plan shall control in the event of a conflict among the provisions of the Plan, this Notice, the Award Agreement and any descriptive materials provided to you.

Date of Grant:[•]

Total Number of Units:[•]

Vesting Commencement

Date:[•]

First Vest Date:[•]
Vesting/Exercise

Schedule:

Subject to Sections 2(n) and 19(g) of the Plan and Section 8 of the Award Agreement, so long as your Continuous Service Status does not terminate, the RSUs shall vest and be settled in accordance with the provisions of the Award Agreement.

Transferability:You may not transfer this Award.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and the Agreement.

You are advised to consult with your own tax advisors in respect of any tax consequences arising in connection with this Award. In addition, you agree and acknowledge that your rights to any Shares underlying this Award will be earned only as you provide services to the Company over time, that the grant of this Award is not as consideration for services you rendered to the Company prior to the Date of Grant, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause. However, there is no guarantee that the Internal Revenue Service will agree with the valuation, and by signing below, you agree and acknowledge that the Company and the Administrator shall not be held liable for any applicable costs, taxes, or penalties associated with this Award if, in fact, the Internal Revenue Service were to determine that this Award constitutes deferred compensation under Section 409A of the Code.

[Signature Page Follows]

Exhibit 10.2

THE COMPANY:

CALYXT, INC.

By: _________________________________ Name:.
Title:

PARTICIPANT:

________________________________________

Exhibit 10.2

CALYXT, INC.

2017 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1.Grant of RSU Award. Calyxt, Inc., a Delaware corporation (the “Company”), hereby grants to [•] (“Participant”), the number of restricted stock units (“RSUs” or “Award”) set forth in the Notice of Restricted Stock Unit Award Grant (the “Notice”), subject to the terms, definitions and provisions of the Calyxt, Inc. 2017 Omnibus Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this agreement (this “Agreement”) by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2.Issuance of RSUs. Each RSU shall represent the right to receive one Share upon the vesting of such RSU, as determined in accordance with and subject to the terms of this Agreement and the Plan.

3.Vesting of RSUs. Provided that the Participant’s Continuous Service Status does not terminate, this Award shall vest as follows:

•	[•] of the total number of RSUs on the Date of Grant (as defined in the Notice);
•	[•]% of the total number of RSUs on [•]; and
•	[•]% of the total number of RSUs on [•];

(each date above, a “Vesting Date”)[, provided that in the event that a Triggering Event occurs during the vesting period, an additional 25% of the total number of RSUs shall immediately vest; and provided further that 100% of the total number of RSUs shall vest in the event of (a) the termination of Participant’s employment without Cause within 12 months following a Triggering Event or (b) the resignation of Participant for Good Reason within 12 months following a Triggering Event. In all cases, in no event will more than 100% of the RSUs vest.

As used in this Agreement and for all purposes relating to the RSUs, including Continuous Service Status, “Good Reason” shall mean: (i) a material reduction in the Participant’s base salary, other than a general reduction in base salaries that affects all similarly-situated Employees or Consultants, as applicable, in substantially the same proportion or (ii) an involuntary relocation of the Participant’s principal place of employment by more than 100 miles, provided that (x) the Participant has provided written notice to the Company of the existence of the circumstances constituting Good Reason within 30 days of the initial existence of such circumstances, (y) the Company fails to cure such circumstances within 30 days of the receipt of such written notice and (z) Participant’s resignation is effective not later than 90 days after the first occurrence of the applicable grounds constituting Good Reason. If Participant does not resign for Good Reason in accordance with, and within the time period set forth in, the preceding sentence, then Participant will be deemed to have waived

Exhibit 10.2

Participant’s right to terminate for Good Reason with respect to such circumstances and such circumstances shall be deemed not to constitute Good Reason.]1

[in the event that a Triggering Event or change in control of a Parent occurs, 100% of the total number of Shares shall immediately vest to the extent not already vested. In all cases, in no event will more than 100% of the RSUs vest.]2

4.Tax Liability; Withholding Requirements; Compliance with Applicable Laws. As a condition to the settlement of RSUs and as further set forth in Section 15 of the Plan, Participant agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the grant, vesting or disposition of shares of the RSUs, dividend distribution thereon, whether by withholding, direct payment to the Company, or otherwise. Regardless of any action the Company takes with respect to any or all income tax, social security, payroll tax, or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld. Participant further acknowledges that the Company (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting, settlement of the Award, the issuance of Shares upon settlement of the Award and the subsequent sale of Shares acquired pursuant to such issuance and (b) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.

In the event Participant fails to make adequate provision for applicable tax withholding obligations (or where the amount of money provided is insufficient to satisfy the applicable obligations), Participant authorizes the Company, in its discretion, to satisfy the obligations with regard to all Tax-Related Items by (i) withholding from Participant’s wages or other cash compensation paid to Participant, (ii) withholding through a net settlement or sell-to-cover transaction with respect to the Participant’s Shares or (iii) a combination of the foregoing. Notwithstanding anything in this Agreement to the contrary, the Company may, in its discretion, determine and notify the Participant that obligations with regard to all Tax-Related Items must be satisfied by withholding through a net settlement or sell-to-cover settlement on the Participant’s behalf, to which the Participant hereby consents.

If Participant’s obligation is satisfied through a sell-to-cover settlement as described in the foregoing paragraph, the Company, on the Participant’s behalf, shall endeavor to sell only the number of Shares required to satisfy Participant’s obligations for Tax-Related Items; however, Participant agrees that the Company may sell more Shares than necessary to cover the Tax-Related Item, and that in such event, the Company shall reimburse Participant for the excess amount withheld, in cash and without interest.

(c)The Company shall have no obligation to issue or deliver any Shares upon the vesting of the RSUs unless such issuance or delivery would comply with the Applicable Laws, including any applicable federal or state securities laws or any other law or

[1]	To be included in the award agreements for Participants who are employees of the Company.
[2]	To be included in the award agreements for Participants who are Consultants, non-employee directors of the Company, or directors or employees of a Parent.

Exhibit 10.2

regulation, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the settlement of this Award, the Company may require Participant to make any representation and warranty to the Company as may be required by the Applicable Laws.

(d)Subject to compliance with Applicable Laws, this Award shall be deemed to be settled upon the satisfaction of any applicable withholding obligations.

5.Terms and Conditions. It is understood and agreed that the Award evidenced hereby is subject to the following terms and conditions:

(a)Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying such RSUs.

(b)[Dividends. If a dividend is paid on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the RSUs are distributed to the Participant pursuant to Section 3, the Participant shall be eligible to receive an amount equal to the dividend that the Participant would have received had the Shares underlying the RSUs been distributed to the Participant as of the time at which such dividend is paid; provided, however, that no such amount shall be payable with respect to any RSUs that are forfeited. Such amount shall be paid to the Participant on the date on which the Shares underlying the RSUs are distributed to the Participant in the same form (cash, Shares or other property) in which such dividend is paid to holders of Shares generally. Any Shares that the Participant is eligible to receive pursuant to this Section 4(b) are referred to herein as “Dividend Shares.”]3

(c)Distribution on Vesting. Subject to the provisions of this Agreement, upon the vesting of any of the RSUs, the Company shall deliver to the Participant, as soon as reasonably practicable after the applicable Vesting Date (or the Termination Date (as defined below), as applicable), one Share for each such RSU and the number of Dividend Shares (as determined in accordance with Section 5(b)); provided that such delivery of Shares shall be made no later than March 15 of the calendar year immediately following the year in which the applicable Vesting Date (or the Termination Date, as applicable) occurs. Upon such delivery, such Shares (including Dividend Shares) shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.

6.No Right to Continued Service. The grant of an Award shall not be construed as conferring upon the Participant any right to continue his or her employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with the Participant’s right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause.

7.No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

[3]	To be deleted in the award agreements for awards made pursuant to the Calyxt, Inc. 2017 Restricted Stock Unit Sub-Plan for French Employees and Directors.

Exhibit 10.2

8.Termination of Relationship. Following the date of termination of Participant’s Continuous Service Status for any reason, including the Participant’s death or Disability (the “Termination Date”), other than a termination for Cause, Participant may continue to hold the vested portion of the Award, only as set forth in the Notice and this Section 8. [The unvested portion of the Award on the Termination Date shall be forfeited on such date.]4 Notwithstanding the foregoing, any Award granted to an individual who is nominated to become a Director and is not an Employee or Consultant or a director of a Parent at the time of grant shall be forfeited in its entirety if such individual does not commence providing services to the Company within 12 months after the date of grant of such Award.

9.Non-Transferability of RSUs. This Award may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. The terms of this Award shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

10.Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Subsidiary or (c) any calculation of base pay or regular pay for any purpose.

11.Forfeiture Upon Breach of Certain Other Agreements. The Participant’s breach of any non-competition, non-solicitation, confidentiality, non-disparagement, assignment of inventions or other intellectual property agreement that the Participant may be a party to with the Company or any Affiliate, in addition to whatever other equitable relief or monetary damages that the Company or any Affiliate may be entitled to, shall result in automatic rescission, forfeiture, cancellation or return of any Shares (whether or not vested) held by the Participant.

12.Recoupment/Clawback. This Award may be subject to recoupment or “clawback” as may be required by Applicable Laws or by any applicable Company policy or arrangement, as it may be established or amended from time to time.

13.Effect of Agreement. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Award terms), and hereby accepts this Award and agrees to be bound by its contractual terms as set forth herein and in the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to this Award. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail.

14.Miscellaneous.

[4]	To be deleted in award agreements for awards made pursuant to the Calyxt, Inc. 2017 Restricted Stock Unit Sub-Plan for French Employees and Directors.

Exhibit 10.2

(a)Governing Law; Waiver of Jury Trial This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. BY RECEIPT OF THIS AWARD, THE PARTICIPANT WAIVES ANY RIGHT THAT THE PARTICIPANT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE PLAN.

(b)Participant Undertaking; Acceptance. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Award pursuant to this Agreement. The Participant acknowledges receipt of a copy of the Plan and this Agreement and understands that material definitions and provisions concerning the Award and the Participant’s rights and obligations with respect thereto are set forth in the Plan. The Participant has read carefully, and understands, the provisions of this Agreement and the Plan.

(c)Dispute Resolution. Any dispute or claim arising out of, under or in connection with the Plan or any Award Agreement shall be submitted to arbitration in Delaware and shall be conducted in accordance with the rules of, but not necessarily under the auspices of, the American Arbitration Association rules in force when the notice of arbitration is submitted. The arbitration shall be conducted before an arbitration tribunal, one selected by the Company, one selected by the Participant, and the third selected by the first two. The Participant and the Company agree that such arbitration will be confidential and no details, descriptions, settlements or other facts concerning such arbitration shall be disclosed or released to any third party without the specific written consent of the other party, unless required by law or court order or in connection with enforcement of any decision in such arbitration. Any damages awarded in such arbitration shall be limited to the contract measure of damages, and shall not include punitive damages.

(d)Entire Agreement; Enforcement of Rights. This Agreement, together with the Notice to which this Agreement is attached and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges and supersedes all prior and contemporaneous discussions, arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(e)Amendment; Waiver. Except as contemplated under the Plan, no modification of or amendment to this Agreement that has a material adverse effect on the Participant, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party; provided that no waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

Exhibit 10.2

(f)Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Laws, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement and a substantially similar provision shall be inserted that as closely as possible reflects the intent of the parties shall be substituted in place of such unenforceable provision, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(g)Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice:

If to the Company:

Calyxt, Inc.

2800 Mount Ridge Road
Roseville, MN 55113

Attention:

Email:

If to the Participant:

At the Participant’s most recent address in the Company’s records.

(h)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(i)Successors and Assigns; No Third-Party Beneficiaries. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Participant under this Agreement may not be assigned without the prior written consent of the Company. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

15.Data Privacy Notice and Consent. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any subsidiary, trustee or third-party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(a)administering and maintaining Participant records;

(b)providing information to the Company, Subsidiaries, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;

Exhibit 10.2

(c)providing information to future purchasers or merger partners of the Company or any subsidiary, or the business in which the Participant works; and

(d)transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

[Signature Page Follows]

Exhibit 10.2

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed by their officers thereunto duly authorized, effective as of the Date of Grant set forth in the accompanying Notice.

THE COMPANY:

CALYXT, INC.

By: __________________________________	Name: Title:

PARTICIPANT:

______________________________________

Exhibit 10.2

I,               , spouse of [•], have read and hereby approve the foregoing terms set forth in this Agreement. In consideration of the Company’s granting my spouse the right to receive Shares as set forth in this Agreement, I hereby agree to be irrevocably bound by this Agreement and further agree that any community property or other such interest shall hereby by similarly bound by this Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under this Agreement.

Spouse of [•] (if applicable)